UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): January 6, 2006

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Blvd, Suite 710, McLean, Virginia 22102

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 1.02	Termination of a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The following information is filed under Items 1.01, 1.02 and 2.03 of Form 8-K:

On January 6, 2006, The Rowe Companies (the “Company”) executed a comprehensive credit agreement with General Electric Capital Corporation (“GE Capital”), consisting of a senior secured revolving credit facility of up to $50,000,000 and a senior secured Tranche B loan of $7,000,000 (the “Credit Agreement”) to replace the Company’s existing term loan and revolving credit facility with Bank of America and capital lease with SunTrust Bank.

As an asset-based loan, the amount of the senior secured revolving credit facility that can be drawn at any given time will be determined based on eligible assets, which includes the Company’s accounts receivable, inventory, real estate, fixed assets and other assets. Based on current calculations of eligible assets, the Company’s current maximum borrowing capacity as of the date of closing under the Credit Agreement (taking into account the Company’s drawing the entire $7,000,000 available under the Tranche B loan on the closing date) was approximately $46.9 million, of which $33.8 million was used to repay the Company’s term loan and revolving credit facility with Bank of America and its capital lease with SunTrust Bank and to pay fees associated with the transaction. Both the interest rate on the revolving credit facility and the interest rate on the Tranche B loan are variable, based on a margin over, at the Company’s election, either LIBOR or the greater of the prime rate or the Federal Funds rate plus 50 basis points. In addition, after June 30, 2006, the interest rate on the revolving credit facility will also vary based on Company financial performance.

Under the terms of the Credit Agreement, the Company must, by February 10, 2006, complete an offering of equity capital resulting in net proceeds of at least $9.5 million, and secure a commitment for at least an additional $2.0 million in equity capital, in each case on terms and conditions reasonably satisfactory to GE Capital. Until these additional equity requirements are satisfied, the maximum amount of the revolving facility is limited to $45,000,000. If the Company fails to satisfy these additional equity requirements in the amounts and within the time frames agreed upon, it will be, absent a waiver or amendment from the lenders, in default of the Credit Agreement and, in addition to other rights and remedies reserved to lenders under the Credit Agreement, the amount of eligible assets required to secure any borrowings will be increased until the equity requirements are met. As previously reported, the Company has retained an investment bank to assist it in raising capital.

The Credit Agreement contains various other covenants, including financial covenants limiting annual capital expenditures and establishing reserves, and customary covenants relating to financial reporting and notification, preservation of existence, maintenance of insurance, compliance with laws, limitations on investments, indebtedness and encumbrances and sales of assets, and restrictions on cash dividends and repurchases of the Company’s stock.

In addition to a failure to satisfy the additional equity requirements described above, the Credit Agreement contains customary events of default, including non-payment of principal, interest or fees, violation of specified covenants, bankruptcy and insolvency events, material uninsured judgments against the Company, cross defaults under certain other indebtedness of the Company, a change in control of the Company and any event whereby revenue-producing activities cease or are substantially curtailed at Company facilities generating more than 20% of the Company’s consolidated revenues for the preceding fiscal year. If an event of default occurs and is continuing, the lenders may decline to provide additional advances on the revolving credit facility, increase the applicable rate of interest on the revolving credit facility and the Tranche B loan by 2% and declare all amounts outstanding under the Credit Agreement immediately due and payable.

A copy of the Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. A copy of the letter agreement between the Company and GE Capital giving GE Capital the right to modify the terms of the Tranche B loan to facilitate syndication of that loan is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 6, 2006, among The Rowe Companies, Rowe Furniture, Inc., Storehouse, Inc. and General Electric Capital Corporation

10.2	Letter Agreement, dated as of January 7, 2006, among The Rowe Companies, Rowe Furniture, Inc., Storehouse, Inc. and General Electric Capital Corporation

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other filings with the Securities and Exchange Commission, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will likely result,” “expect,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions, as well as the use of future dates, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to the Company’s future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: the possibility that the capital raising conditions set forth in the Credit Agreement discussed in this report will not be satisfied, in which case the Company would be, absent a waiver or amendment, in default under the Credit Agreement; changes from anticipated levels of sales, whether due to future national or regional economic and competitive conditions, customer acceptance of existing and new products, or otherwise; the price at which an investment property is sold, cash and non-cash charges incurred in connection therewith, which may be materially different from estimated amounts, and the timing of any such sale; pending or future litigation; pricing pressures due to excess capacity; raw material cost increases; transportation cost increases; the inability of a major customer to meet its obligations; loss of significant customers in connection with a merger, acquisition, redisposition, bankruptcy or otherwise; actions of current or new competitors; increased advertising costs associated with promotional efforts; change of tax rates; change of interest rates; future business decisions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. Additional risks are described in the Company’s annual and quarterly filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES
Registrant

Date: January 12, 2006	/s/ Garry W. Angle
Garry W. Angle
Vice President-Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 6, 2006, among The Rowe Companies, Rowe Furniture, Inc., Storehouse, Inc. and General Electric Capital Corporation

10.2	Letter Agreement, dated as of January 7, 2006, among The Rowe Companies, Rowe Furniture, Inc., Storehouse, Inc. and General Electric Capital Corporation